Exhibit 99.1

NEWS RELEASE

FOR MORE INFORMATION:	Company Contact:
Beth A. Taylor
Chief Financial Officer
Phone: 765.497.8381
btaylor@inotivco.com

BASi Releases Earnings for Second Quarter of Fiscal 2020

WEST LAFAYETTE, IN, May 14, 2020 -- Bioanalytical Systems, Inc. (NASDAQ:BASI) (“BASi”, the “Company”, “We” or “Our”), doing business as Inotiv, a leading provider of nonclinical and analytical contract research services, today announced financial results for the three months ended March 31, 2020.

During the second quarter of fiscal 2020, BASi saw significant growth compared to the second quarter of fiscal 2019. Growth initiatives including acquisitions of the Gaithersburg, Maryland, operations of Smithers Avanza in May 2019 and Pre-Clinical Research Services, Inc’s. (“PCRS”) business in Ft. Collins, Colorado, in December 2019, as well as expansion of the Evansville facility and investment in the St. Louis facility, contributed to the increase in service revenue and gross margins. Over the last six months, we have improved our infrastructure and platform to support future growth and additional potential aquisitions. We believe these internal infrastucture intiatives, investments, aquisitions and recruiting efforts, combined with our existing team and the continuing development of our sales and marketing team, have led and will continue to lead to growth in revenue and the ability to improve the service offerings to our clients. We further believe that the actions and investments since July 2018 form a foundation upon which we can build.

Robert Leasure, Jr., BASi's President and Chief Executive Officer commented, "Our financial results for the first six months of fiscal 2020 were positively impacted by increases in sales and margins from the internal growth the Company has been experiencing in the Service business and acquisitions. We saw an increase in overhead and corporate expenses related to our acquisitions in May 2019 and December 2019 and expenses associated with enhancements to support internal growth and our infrastructure development. During the COVID-19 pandemic, we have continued our operations to support our clients in their efforts toward drug discovery and development, including working with multiple clients, at our multiple sites, on a variety of therapy or vaccine candidates for COVID-19."

"We plan to continue working on the integration of our combined businesses and added services. We plan to further develop our infrastructure, project management, sales, marketing, client services and branding. We will continue to evaluate additional internal and external growth opportunities and new services to provide to existing clients." Mr. Leasure concluded.

Second Quarter Results

For the quarter, revenue amounted to $16,012,000, a 71.4% increase from $9,344,000 in the second quarter of fiscal 2019. Revenue growth was driven by incremental sales associated with organic growth of the service business, as well as sales attributable to the Smithers Avanza and PCRS acquisitions.

Net loss for the second quarter of fiscal 2020 amounted to $588,000, or $0.05 per diluted share, compared to a net loss of $569,000, or $0.06 per diluted share for the second quarter of fiscal 2019.

Net loss and earnings per share were impacted by increased costs associated with Smithers Avanza and PCRS operations and non-recurring expenses of over $300,000 relating to recruiting costs for leadership and scientific staff additions and consulting fees related to the adoption of two accounting standards, and other one-time costs for rebranding to Inotiv, new website launch and acquisition and integration expense. We do not expect the non-recurring expenses to continue or materially impact future fiscal quarters.

Adjusted EBITDA for the second quarter of fiscal 2020 amounted to $1,109,000, compared to Adjusted EBITDA for the second quarter of fiscal 2019 of $267,000. Adjusted EBITDA for the six months ended March 31, 2020, amounted to $1,588,000 compared to Adjusted EBITDA for the six months ended March 31, 2019, of $703,000.

Second Quarter Segment Results

Service revenue for the second quarter of fiscal 2020 increased 86.8% to $15,191,000 compared to $8,131,000 for the same period in fiscal 2019, including $3,154,000 or 38% from growth within existing sites and additional revenues attributable to the Smithers Avanza acquisition and the PCRS acquisition of $2,357,000 and $1,549,000, respectively. Nonclinical services revenues increased $6,467,000 in the three months ended March 31, 2020, compared to the same fiscal quarter last year. Bioanalytical analysis revenues increased by $504,000 in the three months ended March 31, 2020, compared to the same fiscal quarter last year.

Cost of Service revenue as a percentage of Service revenue decreased to 67.2% during the three months ended March 31, 2020, from 73.2% in the three months ended March 31, 2019, due to an increase in sales for higher margin services and additional revenue to cover fixed costs.

Sales in our Products segment decreased 32.2% in the three months ended March 31, 2020, to $821,000 from $1,213,000 in the three months ended March 31, 2019. The decrease stems from lower sales of Culex in-vivo sampling systems and Culex related maintenance and services revenues, which decrease was partially offset by an increase in sales for analytical instruments. The decrease is primarily due to a reduction of orders from universities as they closed and reduced purchasing due to the Coronavirus (COVID-19) pandemic and our inability to go on site to install and service client instruments.

Cost of Products revenue as a percentage of Products revenue in the three months ended March 31, 2020, increased to 74.6% from 68.2% in the three months ended March 31, 2019, due to reduced revenue to cover fixed costs.

First Six Months’ Results

For the first six months of fiscal 2020, revenue amounted to $28,930,000, a 61.0% increase from $17,969,000 for the first six months of fiscal 2019. Revenue growth was mainly driven by $3,979,000 from internal growth from existing operations and attributable to the acquisitions of Smithers Avanza and PCRS of $5,052,000 and $1,930,000, respectively.

Net loss for the first six months of fiscal 2020 amounts to $2,014,000, or $0.19 per diluted share, compared to the net loss of $65,000, or $0.06 per diluted share for the first six months of fiscal 2019.

Net loss and earnings per share were impacted by increased costs associated with the acquisitions of Smithers Avanza and PCRS and expenses associated with enhancements to support future growth and infrastructure development. Included in the increased costs were non-recurring expenses of over $1,000,000 relating to recruiting costs for leadership and scientific staff additions, consulting fees related to the adoption of two accounting standards, and other one-time costs for rebranding to Inotiv, our new website launch and acquisition and integration expense.

Adjusted EBITDA for the first six months of fiscal 2020 were $1,588,000 compared to $703,000 for the first six months of fiscal 2019.

First Six Months’ Segment Results

For the first six months of fiscal 2020, our Service revenue increased 72.3% to $27,333,000 compared to $15,866,000 for the first six months of fiscal 2019. Nonclinical services revenues increased due to an overall increase in the number of studies from the prior year and additional revenue attributable to the Smithers Avanza acquisition and the PCRS acquisition during the first half of fiscal 2020.

Cost of Service revenue as a percentage of Service revenue decreased to 69.9% during the first six months of fiscal 2020 from 72.8% in the first six months of fiscal 2019 due to improved margins from increasing sales with improved margins after covering fixed cost.

Sales in our Product segment decreased 24.0% in the first six months of fiscal 2020 to $1,597,000 from $2,103,000 when compared to the first six months of fiscal 2019. The decrease stems primarily from decreased sales of our Culex automated in vivo sampling instruments and Other instruments, partly offset by increased sales of our Analytical instruments in the first six months of fiscal 2020. The decrease is primarily due to a reduction of orders from universites as they closed and reduced purchasing due to the Coronavirus (COVID-19) pandemic and our inability to go on site to install and service client instruments.

Cost of Product revenue as a percentage of Product revenue in the first six months of fiscal 2020 increased to 71.5% from 68.5% in the six months of fiscal 2019. This increase in the first six months of fiscal 2020 is mainly due to the increase in material cost and adjustment of selling price for in vivo products to stay competitive with the market and some change in product mix.

Cash Provided by Operating Activities

Cash provided by operating activities was $213,000 for the six months ended March 31, 2020, compared to $911,000 for the six month ended March 31, 2019.

As of March 31, 2020, the Company had $198,000 in cash and cash equivalents, a $2,614,000 balance on its general line of credit, a $4,247,000 balance on its construction line of credit and a $1,237,000 balance on its equipment line of credit. Borrowings on our $3,000,000 Capex Line of credit increased by $601,000 to a balance of $1,036,000, while the recent amendment to our amended and restated credit agreement eliminated the revolving nature of our other Capex line in favor of a term loan in the principal amount of $948,000, equal to the amount of borrowings outstanding on the line as of the amendment. During the first six months of fiscal 2020, cash from operations, cash on hand and financing activities funded capital expenditures of approximately $3,351,000 for the expansion of our Evansville facility and related equipment, investment in our Gaithersburg capacity, upgrades in software, as well as laboratory and computer equipment.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). The non-GAAP financial measures are Adjusted EBITDA for the three and six months ended March 31, 2020 and 2019. Adjusted EBITDA as reported herein refers to a financial performance measure that excludes from net income (loss) income statement line items interest expense and income taxes (benefit) expense, as well as non-cash charges for depreciation and amortization, stock option (benefit) expense, United Kingdom lease liability reversal benefit, non-recurring acquisition and integration costs and other non-recurring third party costs, such as recruiting costs, consulting fees related to the adoption of two accounting standards, and expenses for rebranding and new website launch.

The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management, however, believes that Adjusted EBITDA, when used in conjunction with the results presented in accordance with GAAP, may provide a more complete understanding of the Company's results and may facilitate a fuller analysis of the Company's results, particularly in evaluating performance from one period to another.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About Bioanalytical Systems, Inc., operating as Inotiv

BASi, operating as Inotiv, is a pharmaceutical development company providing contract research services and monitoring instruments to emerging pharmaceutical companies and the world's leading drug development companies and medical research organizations. The Company focuses on developing innovative services supporting its clients’ discovery and development objectives for improved decision-making and accelerated goal attainment. BASi’s products focus on increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Visit inotivco.com  for more information about BASi, operating as Inotiv.

This release may contain forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry and regulatory standards, the timing of acquisitions and the successful closing, integration and business and financial impact thereof, the impact of COVID-19 on the economy, demand for our services and products and our operations, including the measures taken by governmental authorities to address it, which may precipitate or exacerbate other risks and/or uncertainties and various other market and operating risks, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission.

(SEE BELOW FOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS)

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019

Service revenue	$15,191	$8,131	$27,333	$15,866
Product revenue	821	1,213	1,597	2,103
Total revenue	16,012	9,344	28,930	17,969

Cost of service revenue	10,207	5,951	19,118	11,548
Cost of product revenue	612	832	1,142	1,441
Total cost of revenue	10,819	6,783	20,260	12,989

Gross profit	5,193	2,561	8,670	4,980
Operating expenses:
Selling	1,098	655	1,980	1,308
Research and development	162	145	324	269
General and administrative	4,128	2,210	7,581	3,811
Total operating expenses	5,388	3,010	9,885	5,388

Operating loss	(195)	(449)	(1,215)	(408)

Interest expense	(392)	(122)	(703)	(248)
Other income	10	3	12	4
Net loss before income taxes	(577)	(568)	(1,906)	(652)

Income tax expense	11	1	108	2

Net loss	$(588)	$(569)	$(2,014)	$(654)

Basic net loss per share	$(0.05)	$(0.06)	$(0.19)	$(0.06)
Diluted net loss per share	$(0.05)	$(0.06)	$(0.19)	$(0.06)

Weighted common shares outstanding:
Basic	10,843	10,290	10,756	10,268
Diluted	10,843	10,290	10,756	10,268

BIOANALYTICAL SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2020	September 30, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$198	$606
Accounts receivable
Trade, net of allowance of $493 at March 31, 2020 and $1,759 at September 30, 2019	9,109	7,178
Unbilled revenues and other	3,091	2,342
Inventories, net	1,204	1,095
Prepaid expenses	1,901	1,200
Total current assets	15,503	12,421

Property and equipment, net	27,731	22,828
Operating lease right-of use-assets, net	4,507	—
Finance lease right-to use assets, net	4,668	—
Goodwill	4,368	3,617
Other intangible assets, net	4,606	2,874
Lease rent receivable	132	130
Deferred tax asset	—	31
Other assets	153	79
Total assets	$61,668	$41,980

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,603	$4,941
Restructuring liability	225	349
Accrued expenses	2,316	2,620
Customer advances	10,869	6,726
Revolving line of credit	2,614	1,063
Capex line of credit	1,036	655
Current portion on long-term operating lease	859	—
Current portion of long-term finance lease	4,602	18
Current portion of long-term debt	1,923	1,109
Total current liabilities	29,047	17,481
Long-term operating leases, net	3,896	—
Long-term finance leases, net	60	18
Long-term debt, less current portion, net of debt issuance costs	18,650	13,771
Deferred tax liabilities	90	—
Total liabilities	51,743	31,270

Shareholders’ equity:
Preferred shares, authorized 1,000,000 shares, no par value:
35 Series A shares at $1,000 stated value issued and outstanding at March 31, 2020 and at September 30, 2019	35	35
Common shares, no par value:
Authorized 19,000,000 shares; 10,864,281 issued and outstanding at March 31, 2020 and 10,510,694 at September 30, 2019	2,678	2,589
Additional paid-in capital	26,451	25,183
Accumulated deficit	(19,239)	(17,097)
Total shareholders’ equity	9,925	10,710
Total liabilities and shareholders’ equity	$61,668	$41,980

IOANALYTICAL SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31		March 31
	2020	2019	2020	2019
GAAP Net loss	$(588)	$(569)	$(2,014)	$(654)

Add back: Interest expense	392	122	703	248
Income taxes (benefit) expense	11	1	108	2
Depreciation and amortization	924	621	1,673	1,324
Stock option expense	107	99	204	124
United Kingdom lease liability reversal benefit	(67)	(65)	(129)	(556)
Acquisition and integration costs	69	18	339	148
Other non-recurring, third party costs	261	40	704	67
Adjusted EBITDA	$1,109	$267	$1,588	$703

Adjusted EBITDA - Earnings before interest expense, income taxes (benefit) expense, depreciation and amortization, stock option expense, United Kingdom lease liability reversal benefit, non-recurring acquisition and integration costs and other non-recurring third party costs.